EXHIBIT 23.1




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                              CONSENT OF ATTORNEYS


     Reference is made to the Registration Statement of the Diamond Cartel, Inc. on Form S-1 whereby certain shareholders of the Company propose to sell up to 895,750 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be sold.

                                          Very truly yours,

                                          HART & HART, LLC


                                          /s/ William T. Hart

                                          William T. Hart

Denver, Colorado
February 1, 2017